                                    EXHIBIT 1

                             JOINT FILING AGREEMENT


         In accordance with the rules under Regulation 13d of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees to the joint filing on behalf of each of them to this statement and any subsequent amendments thereto.


Date February 15, 2001                 /s/ Leslie B. Daniels
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                                       Signature

                                       Leslie B. Daniels
                                       ----------------------------------------
                                       Name/Title


                                       CAI PARTNERS AND COMPANY II, L.P.

                                       By: CAI PARTNERS GP & CO., L.P.,
                                           the General Partner

                                           By: /s/ Leslie B. Daniels
                                               ---------------------------------
                                               Leslie B. Daniels, President of
                                               CLEA II Co., a General Partner

                                       CAI CAPITAL PARTNERS AND COMPANY II, L.P.

                                       By: CAI CAPITAL PARTNERS GP & CO., L.P.,
                                           the General Partner

                                           By: /s/ Leslie B. Daniels
                                               ---------------------------------
                                               Leslie B. Daniels, President of
                                               CLEA II Co., a General Partner